Exhibit 10.26

STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT (this “Agreement”), dated as of June 12, 2017, to and under the Securities Purchase Agreement referenced below, is among Quest Patent Research Corporation, a Delaware corporation (the “Company”), Quest Licensing Corporation, a Delaware corporation, Wynn Technologies, Inc., a New York corporation, Mariner IC Inc., a Texas corporation, Semcon IP Inc., a Texas corporation and IC Kinetics Inc., a Texas corporation, United Wireless Holdings, Inc., a Delaware corporation (the “Buyer”), and Andrew C. Fitton and Michael R. Carper (together, the “Buyer’s Transferees”).

R E C I T A L S:

A. The parties hereto entered into that certain Securities Purchase Agreement dated October 22, 2015 (the “Securities Purchase Agreement”).

B. The Buyer has asserted and continues to assert that the following Events of Default (the “Alleged Defaults”) known to the Buyer have occurred and are continuing:

(i)	An Event of Default under Section 4(a)(i) of each Note as a result of the Registration Statement ceasing to be effective or being unavailable to the holder of the Notes or sale of all of such holder’s Registrable Securities commencing on or about November 11, 2016, due to the audited consolidated balance sheet of the Company contained therein being as of a date more than 16 months prior to such date, and the related Maintenance Failure as such term as defined in Section 2(f) of the Registration Rights Agreement.

(ii)	An Event of Default under Section 4(a)(iv) of each Note as a result of the Company’s failure to pay the applicable Registration Delay Payments and accrued interest thereon when due as provided in Section 2(f) of the Registration Rights Agreement.

(iii)	An Event of Default under Section 4(a)(ix) of each Note as a result of the Company’s failure to comply with the requirements of Sections 10 and 13(k) of each Note and of Section 4(j)(ii) of the Securities Purchase Agreement, which the Buyer asserts constitutes one or more Conversion Eligible Events of Default that have occurred and are continuing.

(iv)	An Event of Default under Section 4(a)(xiv) of each Note as a result of each of the foregoing.

C. The Buyer asserts that as a result of the Alleged Defaults, the Buyer has the right to exercise certain rights and remedies under the Securities Purchase Agreement and the other Transaction Documents. (This statement shall in no way be construed as an acknowledgement or agreement by the Company that any of the Alleged Defaults does exist or is continuing, which Company disputes and continues to dispute.)

D. The Company disputes that here has been any material breach by the Company under any of the provisions recited above. (This statement shall in no way be construed as an acknowledgement or agreement by the Buyer that any of the Alleged Defaults does not exist or is not continuing, which Buyer continues to assert.)

E. The Buyer, Company and each SPA Subsidiary have agreed to enter into this Agreement to provide the opportunity to resolve the disputes regarding the Alleged Defaults in an amicable manner and to facilitate the continued functioning of the Company and the SPA Subsidiaries in its normal course of business during the Standstill Period with each party retaining its rights related to the Alleged Defaults.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Each capitalized term used herein but not otherwise defined herein has the meaning given to such term in the Securities Purchase Agreement or another Transaction Document.

“Effective Date” means the date on which the parties execute this Agreement.

“Required Actions” means the actions under Section 2.1(b), Section 2.1(e) (only if CTX and the IV Parties execute and deliver to one another the New PSA), Section 2.1(f), and Section 2.1(g).

“Standstill Period” means the period commencing on the Effective Date and ending on the date that is the earliest of (i) June 30, 2017 (or if the Company is complying with its obligations under Section 2.1(f) below, September 15, 2017); (ii) completion of all of the Required Actions (as defined above)), or (iii) the occurrence of any breach of this Agreement or any Event of Default other than the Alleged Defaults.

Section 2. Buyer, Company and SPA Subsidiary Agreements and Acknowledgements.

2.1	Agreements.

(a)	The Buyer shall immediately provide to the Company the fixed stock sale price and information regarding the selling stockholders required for the filing by the Company of a Post-Effective Amendment No. 1 to the S-1 Registration Statement (file No. 333-208536) as required by the Registration Rights Agreement, along with the Buyer’s consent to file such Post-Effective Amendment and to request acceleration of the effectiveness of such Post-Effective Amendment.

(b)	Subject to Buyer’s obligations under 2.1 (a) above, the Company shall immediately thereafter file such Post-Effective Amendment with the SEC and use its commercially reasonable efforts to cause it to become effective as soon as practicable. The parties understand and acknowledge that the registration statement may not become effective until sometime after June 30, 2017.

(c)	The Buyer shall immediately execute, and deliver to the Company for execution, a Consent to Patent Sale Agreement letter, dated as of the Effective Date, relating to the Patent Sale Agreement (the “New PSA”) by and between Intellectual Ventures Assets 37 LLC, a Delaware limited liability company, Intellectual Assets Ventures 34 LLC, a Delaware limited liability company (collectively the “IV Parties”) and CTX Systems, Inc., a Texas corporation and wholly owned subsidiary of the Company (“CTX”) in substantially the form Attached hereto as Exhibit A.

(d)	Subject to Section 2.1 (e) below, the Buyer shall not be obligated to purchase any Additional Notes under Section 1(b)(iii) of the Securities Purchase Agreement (including, for avoidance of doubt, the Additional Note that would have been purchased on March 31, 2017, and with respect to which the Company withdrew its Additional Note Purchase Notice).

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(e)	If CTX and the IV Parties execute and deliver to one another the New PSA, then:

(i)	within three (3) Business Days of execution and delivery of the New PSA, the Buyer shall purchase from the Company under the Securities Purchase Agreement, and the Company shall execute and deliver to the Buyer, a Note in the principal amount of $25,000, in the form of Exhibit A to the Securities Purchase Agreement (the “New Note”), and the New Note shall be a “Note” for all purposes under the Securities Purchase Agreement and the other Transaction Documents;

(ii)	the Company shall immediately apply the proceeds of the New Note to make the initial payment due to the IV Parties under the New PSA (or direct the Buyer to pay the proceeds thereof directly to the IV Parties for such purpose) and cause the patents to be acquired thereunder to be assigned to CTX;

(iii)	the Company and CTX shall promptly thereafter enter into a separate agreement with the Buyer pursuant to which they will grant the Buyer a 7.5% Net Proceeds Percentage interest in the Net Proceeds of the patents to be acquired pursuant to the New PSA on substantially the same terms as the Assigned Rights under the Monetization Proceeds Agreement, provided that upon the first Additional Note Failure, the Net Proceeds Percentage in the patents to be acquired pursuant to the New PSA will be reduced to zero (0%); and

(iv)	upon completion of the actions set forth in Sections 2.1 (e) (i) through (iii), then notwithstanding Section 2.1 (d) above, the Buyer will be obligated to purchase Additional Notes under Section 1(b)(iii) of the Securities Purchase Agreement beginning with the Additional Note Closing Date of December 31, 2017, and thereafter, each on the terms and conditions provided therein.

(f)	The Company shall within the term of the Standstill Period hold a meeting of its stockholders for (and the Company’s Board of Directors shall recommend to its stockholders) approval of the increase of authorized shares of Common Stock of the Company to 10,000,000,000 shares in the manner described in the Company's Annual report on Form 10-K filed with the SEC on April 17, 2017 (the “Authorized Increase”). In the event the stockholders decline to approve the Authorized Increase by June 30, 2017, the Company agrees to promptly notice and hold successive meetings of its stockholders for (and the Company’s Board of Directors shall recommend to its stockholders) approval of the Authorized Increase until such time as the Authorized Increase is approved. Buyer’s Transferees, by their signatures below, hereby agree to vote 100% of their shares in favor of the Authorized Increase at the meeting or meetings of shareholders described in this paragraph.

(g)	Provided delivery occurs by June 23, 2017, within seven (7) days after the delivery to the Company’s transfer agent by the Buyer of an opinion of CKR Law LLP or other legal counsel reasonably acceptable to the Company that the restrictive legend can be removed from the shares of Common Stock purchased by the Buyer under the Securities Purchase Agreement (and now held by the Buyer’s Transferees) (the “Buyer Shares”), the Company shall direct the transfer agent for the Common Stock to accept such opinion and issue new certificates for the Buyer Shares without such legends.

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(h)	The Company agrees that in the event that the existing warrants to the Company's Chief Executive Officer and Board Member Jon Scahill are not exercised by the date of their expiration, the Company shall not re-issue those warrants (or issue new warrants in an amount to equal or replace those warrants) at a strike price below the existing strike price contained in those warrants, nor shall it amend any such warrants to have a strike price below the existing strike price.

(i)	If delivery occurs after June 23, 2017, within seven (7) days after the delivery to the Company’s transfer agent by the Buyer of an opinion of CKR Law LLP or other legal counsel reasonably acceptable to the Company that the restrictive legend can be removed from the Buyer Shares, the Company shall direct the transfer agent for the Common Stock to accept such opinion and issue new certificates for the Buyer Shares without such legends.

Section 3. Standstill; Waiver.

3.1 Standstill in Respect of Alleged Defaults. In reliance upon the agreements, representations, warranties and covenants of the Buyer, Company and the SPA Subsidiaries contained in this Agreement, and subject to the terms and conditions of this Agreement, the Buyer, the Company and each SPA Subsidiary agrees to forbear during the Standstill Period from exercising any rights and remedies it may have under the SPA, the Transaction Documents or applicable law or otherwise in respect of or arising out of the Alleged Defaults.

3.2 Modifications to Standstill. Any modification to this Agreement to extend the Standstill Period must be set forth in writing and signed by all parties.

3.3 Tolling of Statute of Limitations. The Buyer, Company and each SPA Subsidiary acknowledges and agrees that the running of any statutes of limitation or doctrine of laches applicable to any claims or causes of action that the Buyer or Holders, the Company or any SPA Subsidiary may be entitled to take or bring in order to enforce their rights and remedies against the Buyer or Holders, the Company or any SPA Subsidiary (or any of their respective assets) is, to the fullest extent permitted by law, tolled and suspended during the Standstill Period.

3.4 Limitation on and Inapplicability of Standstill. The Buyer, the Company and each SPA Subsidiary acknowledges and agrees that, notwithstanding the agreement of the Buyer, the Company and each SPA Subsidiary to forbear as described in Section 3.1 hereof, nothing contained in this Agreement shall be construed to limit or affect the right of the Buyer or Holders, the Company or the SPA Subsidiaries to bring or maintain during the Standstill Period any action to enforce or interpret any term or provision of this Agreement or the Transaction Documents, or to file or record instruments of public record (or take other action) to perfect or further protect the liens and security interests granted by Transaction Documents.

3.5 Enforcement Actions after Applicable Standstill Period. Subject to Section 3.6 below, the Buyer, the Company and each SPA Subsidiary acknowledges and agrees that, upon the expiration or termination of the Standstill Period, the agreement of the Buyer, the Company and the SPA Subsidiaries to forbear contained in Section 3.1 hereof shall cease and be of no further force or effect, and the Buyer, the Company and the SPA Subsidiaries shall be entitled to immediately exercise their rights and remedies under the Transaction Documents or applicable law or otherwise in respect of or arising out of the Alleged Defaults or any other Event of Default not waived or then existing, without further notice or demand.

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3.6 Waiver and Release. If each of the Required Actions is completed by the termination of the Standstill Period, (a) the Buyer agrees that it shall have, upon such termination, forever waived, released and discharged each Alleged Default existing on the date of this Agreement (including the alleged applicable Registration Delay Payments and alleged accrued interest thereon) and shall have no rights or remedies under the SPA, Transaction Documents or applicable law or otherwise in respect of or arising out of such Alleged Defaults, (b) the Company and each SPA Subsidiary agrees that it shall have, upon such termination, forever waived, released and discharged any and all defaults, breaches and non-compliances by the Buyer or any Buyer’s Transferee (and any intermediate transferee of the Buyer Shares) that may exist or be alleged to exist under the SPA or any other Transaction Document on the date of this Agreement and shall have no rights or remedies under the SPA, Transaction Documents or applicable law or otherwise in respect of or arising out of any such actual or alleged defaults, breaches or non-compliances and (c) the Company shall promptly execute and deliver to the Buyer a counterpart of the Assignment and Transfer Agreement in the form of Exhibit B attached hereto. Notwithstanding the foregoing, the Company’s inability to complete any Required Action as a result of Buyer’s failure to perform under any of Section 2.1(a), Section 2.1(c), and/or Section 2.1(g) hereof or Buyer’s Transferees’ failure to vote 100% of their shares in favor of the Authorized Increase shall have no effect on the Buyer's waiver and release under Section 3.6(a) or the Company and SPA Subsidiaries’ waiver and release under Section 3.6(b).

Section 4. No Waiver or Course of Dealing.

4.1 No Waiver. Except as specifically provided in Section 3.6 hereof, any forbearance provision contained in this Agreement shall not be construed as a consent or waiver by the Buyer or the Holders to or of, and neither the Buyer nor any Holder has consented to or waived or intends to consent to or waive, any defaults or Events of Default (including any Alleged Default) that may exist or that may occur in the future under the Transaction Documents. Similarly, any forbearance provision contained in this Agreement shall not be construed as a consent or waiver by the Company or any SPA Subsidiary to or of, and neither the Company nor any SPA Subsidiary has consented to or waived or intends to consent to or waive, any breach by the Buyer that may exist or that may occur in the future under the Transaction Documents. Nothing contained in this Agreement shall directly or indirectly in any way whatsoever amend or alter any provision of any of the Transactions Documents or any other contract or instrument, or waive, limit or postpone the Buyer’s, the Company’s or any SPA Subsidiary’s obligations under the Transaction Documents or otherwise.

4.2 No Course of Dealing. This Agreement shall not, and shall not be deemed to, establish a custom or course of dealing (including, without limitation, the establishment of a custom or course of dealing requiring the Buyer or Holders to notify the Company or any SPA Subsidiary of (a) any default or Event of Default, (b) its obligations under the Transaction Documents, or (c) the exercise of any rights of the Buyer or Holders under the any of the Transaction Documents, or at law or in equity). Any discussions (whether written or oral) that have occurred or may occur, and any actions taken or not taken by the Buyer or Holders, the Company or any SPA Subsidiary, are not and shall not be deemed to be a waiver, limitation or postponement of any provision of, or any obligation of the Buyer or Holder, the Company or any SPA Subsidiary under, or any right, privilege, remedy, claim or cause of action of the Buyer or Holders, the Company or any SPA Subsidiary under, the Transaction Documents or at law or in equity, all of which rights and remedies are hereby expressly reserved.

Section 5. Miscellaneous

5.1 Confirmation. All of the terms and provisions of the Transaction Documents are, and shall remain, in full force and effect following the Effective Date.

5.2 Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart hereof.

5.3 Governing Law, Jurisdiction, Etc. Sections 8(a), (c) through (h) and (j) through (p) of the Securities Purchase Agreement shall be incorporated herein mutatis mutandis.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COMPANY:
QUEST PATENT RESEARCH CORPORATION

By:	/s/ Jon C. Scahill
Name: Jon C. Scahill
Title: CEO

SPA SUBSIDIARIES:
QUEST LICENSING CORPORATION

By:	/s/ Jon C. Scahill
Name: Jon C. Scahill
Title: CEO

WYNN TECHNOLOGIES, INC.

By:	/s/ Jon C. Scahill
Name: Jon C. Scahill
Title: CEO

MARINER IC INC.

By:	/s/ Jon C. Scahill
Name: Jon C. Scahill
Title: CEO

SEMCON IP INC.

By:	/s/ Jon C. Scahill
Name: Jon C. Scahill
Title: CEO

IC KINETICS INC.

By:	/s/ Jon C. Scahill
Name: Jon C. Scahill
Title: CEO

BUYER:
UNITED WIRELESS HOLDINGS, INC.

By:	/s/ Andrew Fitton
Name: Andrew Fitton
Title: CEO

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BUYER'S TRANSFEREES:

/s/ Andrew Fitton
Andrew C. Fitton

/s/ Michael Carper
Michael R. Carper

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